Exhibit 99.1
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
Nitram Energy, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of Nitram Energy, Inc. and Subsidiaries as of September 30, 2007 and 2006 and the related consolidated statements of income and retained earnings, comprehensive income and changes in accumulated other comprehensive income, and cash flows for the years ended September 30, 2007, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nitram Energy, Inc. and Subsidiaries as of September 30, 2007 and 2006, and the results of their operations and their cash flows for the years ended September 30, 2007, 2006 and 2005 in conformity with U.S. generally accepted accounting principles.
/s/Gaines Kriner Elliott LLP
December 18, 2007, except for Note 18, as to which the date is April 30, 2008
Amherst, New York

Exhibit 99.1 - Page 1

Nitram Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(Amounts in thousands)

	September 30,		March 31,
ASSETS	2007	2006	2008
	(audited)	(audited)	(unaudited)
Current assets:
Cash	$3,117	$391	$4,049
Accounts receivable-trade, net	11,775	11,423	14,130
Affiliate receivables	855	1,400	85
Inventories	12,992	6,610	7,030
Prepaid expenses and other current assets	505	222	670
Note receivable — related party	138	103	—
Deferred income taxes	12	156	12

Total current assets	29,394	20,305	25,976
Property, plant and equipment — net	1,837	1,556	3,115
Other
Deferred financing costs	—	25	—
Investment in unconsolidated subsidiary	1,635	1,404	2,036
Other assets	2,916	2,388	2,832
Note receivable — related party	447	584	—

Total other	4,998	4,401	4,868

	$36,229	$26,262	$33,959

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable — bank	$—	$3,158	$—
Current portion of long-term debt	132	382	130
Accounts payable — trade	4,115	4,527	3,733
Affiliate payables	84	1,212	—
Customer deposits	11,312	5,943	6,954
Accrued expenses	4,343	2,172	2,348

Total current liabilities	19,986	17,394	13,165

Long-term debt	561	982	97
Deferred income taxes	10	123	10

Total liabilities	20,557	18,499	13,272

Stockholders’ equity:
Common stock, no par value, 200 shares authorized, 100 shares issued and outstanding	10	10	10
Retained earnings	15,639	7,680	20,418
Accumulated other comprehensive income	68	118	304

	15,717	7,808	20,732
Less: Treasury stock, 15 shares at cost	(45)	(45)	(45)

Total stockholders’ equity	15,672	7,763	20,687

Total liabilities and stockholders’ equity	$36,229	$26,262	$33,959

See accompanying notes to consolidated financial statements.

Exhibit 99.1 - Page 2

Nitram Energy, Inc. and Subsidiaries
Consolidated Statements of Income and Retained Earnings
(Amounts in thousands)

	Year			Six Months
	Ended			Ended
	September 30,			March 31,
	2007	2006	2005	2008	2007
	(audited)	(audited)	(audited)	(unaudited)	(unaudited)

Revenues	$56,832	$43,980	$32,239	$39,631	$23,869
Cost of goods sold	37,933	30,605	22,929	27,261	16,619

Gross profit	18,899	13,375	9,310	12,370	7,250
Operating expenses
Selling, general, and administrative expenses	11,694	8,920	7,071	6,861	5,261

Operating income	7,205	4,455	2,239	5,509	1,989

Other income (expense)
Write off of affiliate receivable	—	(1,500)	—	—	—
Royalties and technical service fees	1,017	536	415	510	364
Income from unconsolidated subsidiary	209	76	44	85	105
Miscellaneous income	320	376	176	95	133
Interest expense	(151)	(445)	(390)	49	(123)

Net other income (expense)	1,395	(957)	245	738	479

Income before provision for income taxes	8,600	3,498	2,484	6,247	2,468
Provision for income taxes	641	1,001	815	66	277

Net income	7,959	2,497	1,669	6,181	2,191

Retained earnings, beginning	7,680	5,183	3,514	15,639	7,680

Stockholder distributions	—	—	—	(1,402)	—

Retained earnings, ending	$15,639	$7,680	$5,183	$20,418	$9,871

See accompanying notes to consolidated financial statements.

Exhibit 99.1 - Page 3

Nitram Energy, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income and
Changes in Accumulated Other Comprehensive Income
(Amounts in thousands)

	Year			Six Months
	Ended			Ended
	September 30,			March 31,
	2007	2006	2005	2008	2007
	(audited)	(audited)	(audited)	(unaudited)	(unaudited)

Net income	$7,959	$2,497	$1,669	$6,181	$2,191

Other comprehensive (loss)
Foreign currency translation adjustments	(50)	(85)	(23)	236	(79)

Comprehensive income	7,909	2,412	1,646	6,417	2,112

Accumulated other comprehensive income (loss)
Balance, beginning of year	118	203	226	68	118
Other comprehenisve loss	(50)	(85)	(23)	236	(79)

Balance, end of year	$68	$118	$203	$304	$39

See accompanying notes to consolidated financial statements.

Exhibit 99.1 - Page 4

Nitram Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Year			Six Months
	Ended			Ended
	September 30,			March 31,
	2007	2006	2005	2008	2007
	(audited)	(audited)	(audited)	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$7,959	$2,497	$1,669	$6,181	$2,191
Adjustments to reconcile net income to net cash flow provided by (used for) operating activities:
Depreciation	265	239	196	229	120
Deferred income taxes	31	(9)	(7)	—	4
Amortization of intangible assets	25	7	7	—	5
Equity in income from unconsolidated subsidiary	(209)	(76)	(44)	(85)	(105)
Gain on disposal of property	(80)	—	—	(108)	—
Increase in cash surrender value of life insurance	(194)	(243)	(356)	(123)	(109)
Changes in assets and liabilities:
Accounts receivable — trade	(352)	(4,700)	(1,511)	(2,355)	3,861
Affiliate receivables	544	213	(431)	770	858
Other noncurrent assets	(181)	(8)	2	(2)	(10)
Inventories	(6,381)	(1,149)	(1,702)	5,961	(4,444)
Prepaid expenses and other current assets	(283)	50	(151)	(165)	(223)
Accounts payable — trade	(411)	(289)	890	(382)	(863)
Affiliate payables	(1,129)	861	(46)	(83)	(1,212)
Customer deposits	5,369	4,519	84	(4,358)	6,082
Accrued expenses	2,170	120	739	(1,994)	(326)

Net cash provided by (used for) operating activities	7,143	2,032	(661)	3,486	5,829
Cash flows from investing activities
Purchase of property and equipment	(498)	(155)	(367)	(1,304)	(178)
Deposits on equipment	(213)	(66)	—	110	—
Dividend received from unconsolidated subsidiary	—	3	—	—	—
Collection of note receivable — related party	103	—	250	584	23
Translation affect on property, plant and equipment and investment in unconsolidated subsidiary	(30)	47	25	(312)	(21)

Net cash used for investing activities	(638)	(171)	(92)	(922)	(176)
Cash flows from financing activities
Net (repayment of) borrowing on notes payable — bank	(3,158)	(1,905)	1,549	—	(3,158)
Payments on long-term debt	(571)	(435)	(613)	(466)	(190)
Stockholders’ distributions	—	—	—	(1,402)	—
Purchase of treasury stock	—	—	(45)	—	—
Loan origination fees paid	—	—	(4)	—	—

Net cash provided by (used for) financing activities	(3,729)	(2,340)	887	(1,868)	(3,348)
Foreign currency translation adjustments	(50)	(85)	(23)	236	(79)

Net increase (decrease) in cash	2,726	(564)	111	932	2,226
Cash — beginning	391	955	844	3,117	391

Cash — ending	$3,117	$391	$955	$4,049	$2,617

See accompanying notes to consolidated financial statements.

Exhibit 99.1 - Page 5

Nitram Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Cont’d)
(Amounts in thousands)
Supplemental Cash Flow Information

	Year			Six Months
	Ended			Ended
	September 30,			March 31,
	2007	2006	2005	2008	2007
	(audited)	(audited)	(audited)	(unaudited)	(unaudited)
Cash paid for:
Interest	$144	$465	$390	$—	$123
Income taxes	809	985	533	$208	$597
Supplemental Schedule of Non-Cash Investing and Financing Activiites

	Year			Six Months
	Ended			Ended
	September 30,			March 31,
	2007	2006	2005	2008	2007
	(audited)	(audited)	(audited)	(unaudited)	(unaudited)

Assets acquired by assumption of debt	$—	$—	$31	$—	$—
Proceeds from sale of property	100	—	—	—	—
Reduction of note payable to	(100)	—	—	—	—
stockholder
See accompanying notes to consolidated financial statements.

Exhibit 99.1 - Page 6

NITRAM ENERGY, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands)
NOTE 1 — NATURE OF BUSINESS
Nitram Energy, Inc. (the “Parent”) and its Subsidiaries (Bos-Hatten, Inc. — a U.S. company, Burman Management, Inc. — a U.S. company and Burgess-Manning, Inc. — a U.S. company including its wholly-owned subsidiaries, Burgess-Manning, Pte, Ltd. — a Singapore company, Burgess-Manning, (I) Pvt, Ltd. — an Indian company, Burgess-Manning, Europe, Ltd. — a United Kingdom company including its wholly-owned subsidiaries, Quietflo Engineering, Ltd. — a United Kingdom company, Burgess-Manning, Ltd. — a United Kingdom company, Skimovex, B.V. — a Dutch company, Burgess-Manning, S.A. — a French company), design and manufacture pressure vessels, separators, silencers, and heat transfer equipment used in various industrial applications. Nitram Energy, Inc. and its Subsidiaries sell goods to domestic and international customers. As of September 30, 2007, and for the year then ended, approximately 9% of total assets and 14% of revenues related to foreign operations.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation — The accompanying financial statements include the accounts of Nitram Energy, Inc. and its wholly-owned subsidiaries, collectively referred to hereafter as the “Company.” All significant intercompany transactions and balances have been eliminated.
Translation of Foreign Currency — All of the assets and liabilities of non-U.S. subsidiaries are translated into U.S. dollars using the current exchange rate at year-end. Revenue and expense accounts are translated at the average exchange rate throughout the year. The currency translation adjustments resulting from translating equity balances at their historical exchange rates are recorded as the sole component of accumulated other comprehensive income.
Revenue Recognition — The Company recognizes revenues on its U.S. sales when units are shipped and its foreign subsidiaries use a percentage of completion method. Anticipated losses, if any, on contracts of its foreign subsidiaries are charged against earnings as soon as such losses can be determined.
Accounts Receivable — Trade — Accounts receivable are reported net of an allowance for doubtful accounts. The allowance is based on management’s estimate of the amount of receivables that will actually be collected. Past due accounts are written off against the allowance for doubtful accounts when collection efforts have been unsuccessful. At September 30, 2007, 2006 and 2005, the allowance for doubtful accounts was $4, $38 and $19, respectively.
Inventory — Raw material inventories are valued at the lower of cost or market. The Company uses the last-in, first-out (“LIFO”) method of costing raw material inventory. Management believes that the LIFO method minimizes the effect of price level changes on inventory valuations and generally matches current costs against current revenues in the income statement.
Work-in-process inventories are valued at accumulated costs including material, direct labor and the applicable overhead. Finished goods are comprised of replacement parts and completed products with cost determined on the first-in, first-out (“FIFO”) basis.

Exhibit 99.1 - Page 7

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (CONT’D)
Property, Plant and Equipment — Property, plant and equipment is recorded at cost. Depreciation is provided using both the accelerated and straight-line methods over the estimated useful lives of the respective assets.
Shipping and Handling Costs — Shipping and handling costs are expensed as incurred, as part of cost of good sold.
Advertising — Advertising costs are expensed as incurred. Advertising expense was $30, $29 and $45 for the years ended September 30, 2007, 2006 and 2005, respectively.
Income Taxes — The Parent and its domestic subsidiaries file a consolidated U.S. return and individual state tax returns. State income taxes are allocated to the members of the consolidated group based upon their proportion of taxable income to total consolidated taxable income. The non-U.S. subsidiaries file their required income tax returns separately.
The Parent and its domestic subsidiaries elected S corporation status for Federal income tax purposes effective October 1, 2006. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Accordingly, the Company will not incur additional Federal income tax obligations, except for the Federal income tax provision for LIFO recapture for the year ended September 30, 2007. See Note 15 for the effect of the impact of this election on the 2007 financial statements.
State deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes, as well as on tax benefits expected to be realized from utilization of tax credits available for carryforward.
State deferred tax assets and liabilities are measured by the expected future tax effects attributable to these temporary differences. State deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized.
Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures that are included in the financial statements. Actual results could differ from management’s estimates and assumptions.

Exhibit 99.1 - Page 8

NOTE 3 — INVENTORY
Inventory consisted of the following (amounts in thousands):

	September 30,
	2007	2006	2005
Inventory, at FIFO
Work-in-process	$10,961	$4,197	$3,492
Finished goods	369	437	515

	11,330	4,634	4,007

Inventory, at LIFO
Raw materials	2,465	2,104	1,514
LIFO reserve	(803)	(128)	(60)

	1,662	1,976	1,454

Total inventory	$12,992	$6,610	$5,461

NOTE 4 — NOTE RECEIVABLE — RELATED PARTY
The Company had a $584 note receivable from Flow Safe, Inc., a related party through common stock ownership. The note receivable calls for 60 monthly payments of $11 in principal which began in January 2007, plus interest at 4%. For the year ended September 30, 2007, $103 of principal payments was received on the note.
NOTE 5 — PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment and their respective useful lives consisted of the following:

	September 30,			Depreciable
	2007	2006	2005	Lives
Land and building	$1,730	$1,948	$1,926	31-1/2-40 Years
Machinery and equipment	4,569	4,497	4,703	7-10 Years
Office equipment	1,124	1,102	1,038	5-10 Years

	7,423	7,547	7,667

Less: Accumulated depreciation	5,586	5,991	6,052

	$1,837	$1,556	$1,615

Depreciation expense for the years ended September 30, 2007, 2006 and 2005 was $265, $239 and $196, respectively.
NOTE 6 — DEFERRED FINANCING COSTS
Deferred financing costs are amortized over the life of the related bank debt, ranging from 10 to 15 years. Amortization expense for the years ended September 30, 2007, 2006 and 2005 was $25, $7 and $7, respectively. As of September 30, 2007, deferred financing costs were fully amortized upon the repayment of the related bank debt during the year ended September 30, 2007.

Exhibit 99.1 - Page 9

NOTE 7 — INVESTMENT IN UNCONSOLIDATED SUBSIDIARY
Burgess-Manning, Inc. owns a 40% interest in Burgess Miura Co., Ltd. (“Miura”), a Japanese company, which is accounted for using the equity method. Under the equity method, the Company’s share of Miura’s income or (loss) since acquisition increases or (decreases) the recorded investment in unconsolidated subsidiary. The Company’s share of Miura’s net income was $209, $76 and $44, for the years ended September 30, 2007, 2006 and 2005, respectively, and is included in other income/(expense). The following information summarizes Miura’s account balances and activity:

	At or For the Year Ended
	September 30,
	2007	2006	2005

Total assets	$7,369	$5,465	$5,238
Total liabilities	3,281	1,956	1,734

Net assets	$4,088	$3,509	$3,504

Revenues	$11,051	$7,473	$6,967

Net income	$524	$190	$110

NOTE 8 — OTHER ASSETS
The Company has purchased split-dollar life insurance policies on the life of a stockholder. Under the agreement, the amount receivable from the stockholder is the higher of the cash surrender value of policies that were exchanged as of June 15, 2005 plus cumulative premiums paid since June 15, 2005 or cash surrender value of the existing policies. The Company also owns two keyman life insurance policies on a stockholder which are carried at cash surrender value. The sum of the split-dollar insurance receivable and cash surrender values of these policies was $2,472, $2,277 and $2,035 at September 30, 2007, 2006 and 2005, respectively.
Included in other assets were deposits on equipment recorded at $263 and $109 at September 30, 2007 and 2006, respectively, and a $181 deposit with the Internal Revenue Service at September 30, 2007 associated with the election of S corporation status due to the utilization of a fiscal year.
NOTE 9 — NOTES PAYABLE — BANK
Nitram Energy, Inc. had a $5,500 asset-based line of credit with a bank that bears interest payable at prime (7.75% at September 30, 2007). Notes payable bank, which included the borrowings outstanding against this line of credit, include $-0- and $3,158 as of September 30, 2007 and 2006, respectively. The line is secured by an interest in the accounts receivable, chattel paper, contract rights, personal property of the Company, and the personal guarantees of the stockholders of the Company. It is further guaranteed by Burgess-Manning, Inc. and the following other companies affiliated through common ownership: Nibsco Supply Inc., Niabco Equipment & Industrial Sales, Inc., Niabco Equipment & Industrial Sales of Ohio, Inc., Flow Safe Supply Co., Flow Safe, Inc., and Niabco-Florida, Inc.
Nitram Energy, Inc. had a $3,920 letter of credit line of which $2,771 was used to issue letters of credit in lieu of performance bonds. This letter of credit line is secured by other assets of the Company.
Burgess Manning Europe, Ltd. (“BME, Ltd.”) had a $717 letter of credit line of which $635 was used to issue letters of credit as of September 30, 2007, which were secured by Nitram letters of

Exhibit 99.1 - Page 10

NOTE 9 — NOTES PAYABLE — BANK (CONT’D)
credit. BME, Ltd. also had a $614 business overdraft facility with a bank that bears interest payable at the bank’s base rate plus 1.5%. As of September 30, 2007, there is no overdraft outstanding.
NOTE 10 — LONG-TERM DEBT
Long-term debt consisted of the following:

	September 30,
	2007	2006	2005

Mortgage note payable to bank due in monthly installments of $12 through November 2009, including interest based on several options, but no less than 6.25%. The rate as of September 30, 2006 was 6.27%.	$291	$412	$526
Notes payable to a stockholder, interest payable at prime plus 1% (8.75% at September 30, 2007) and payable on demand. For each of the years ended September 30, 2007, 2006 and 2005, the stockholder waived the payment of interest amounting to $35, $46 and $39, respectively. As of September 30, 2007 and 2006, these notes have been subordinated to the Company’s bank debt. Accordingly, these notes are classified as long-term debt.	400	500	500

Note payable to bank, repaid in December 2005.	—	—	63

Note payable in monthly installments of $1 with no interest charged through December 2007. The note is secured by the related vehicle.	2	15	23

Note payable to bank, repaid in September 2007	—	438	688

	693	1,365	1,800

Less: Current portion of long-term debt	132	382	437

	$561	$983	$1,363

The scheduled maturities of notes payable are as follows:

2008	$132
2009	538
2010	23

$693

NOTE 11 — PENSION AND PROFIT SHARING PLANS
The Parent has a 401(k) plan, which benefits all eligible employees of the Parent and its U.S. subsidiaries. The Company makes contributions to the participants’ accounts up to a maximum of 2% of the participants’ voluntary contributions until December 31, 2006. Effective January 1, 2007, the Company elected to have the 401(k) safe harbor provisions and make contributions to the participants’ account up to a maximum of 4% of the participant’s voluntary contribution. Company contributions under this plan for the years ended September 30, 2007, 2006 and 2005 were $258, $133 and $139, respectively.

Exhibit 99.1 - Page 11

NOTE 12 — LEASE COMMITMENTS
The Company has operating lease agreements for the rental of office and plant facilities in various locations throughout the world. Nitram Energy, Inc. has a month-to-month office lease agreement, which requires monthly rental payments of $5. Burgess-Manning, Inc. also has a lease with an unrelated party for office space in Houston, Texas, which requires monthly rental payments of $2 until March 31, 2009. The UK subsidiary has an office lease requiring monthly rental payments of £5 per month though September 2010.
The Company also has several equipment, automobile, and service leases. These leases are classified as operating leases and carry terms which range from 38 to 60 months, with aggregate monthly payments required as September 30, 2007 of $3.
Rent expense under these leases was $221, $210 and $132 for the years ended September 30, 2007, 2006 and 2005, respectively.
Consolidated future minimum operating lease payments under the above leases are approximately as follows:

2008	$182
2009	$158
2010	$134
NOTE 13 — LITIGATION
The Company has been named in numerous lawsuits for alleged asbestos use in products that resulted in health issues from exposure. The Company is seeking dismissal of these cases and management believes that no liability will result. Consequently, no liability has been recorded for any potential future costs associated with these lawsuits.
During the year ended September 30, 2007, the Company was dismissed from ten of these lawsuits. Subsequent to September 30, 2007, the Company was informed by legal counsel that they would be dismissed from all 545 lawsuits brought by a particular law firm. After this dismissal the Company will only have 42 lawsuits being actively defended.
NOTE 14 — RELATED PARTY TRANSACTIONS
The Parent and its U.S. subsidiaries are related parties by virtue of stock ownership with Nibsco Supply, Inc., Nibsco Services, Inc., Niabco Equipment and Industrial Sales, Inc., Niabco Equipment and Industrial Sales of Ohio, Inc., Niabco-Florida, Inc., Flow Safe Supply Company, Inc., and Flow Safe, Inc. Transactions with these related parties, not otherwise disclosed, are noted below.
Loans, commissions, and sales are routinely made among the various companies. The Niabco companies are manufacturer representatives and sell the products manufactured by the Parent and its U.S. subsidiaries. Commissions are routinely paid from the Parent and its U.S. subsidiaries to the Niabco companies on these sales. Commission expense for the years ended September 30, 2007, 2006 and 2005 was $492, $243 and $286, respectively. Purchases from these related parties for the year ended September 30, 2007 totaled $92, which represents purchases from Nibsco Supply of $25, from Nibsco Automation of $43, and from Flow Safe Supply of $24.
During the year ended September 30, 2007, Burgess-Manning Europe, Ltd. purchased $1,902 of goods from a company owned by an officer.

Exhibit 99.1 - Page 12

NOTE 14 — RELATED PARTY TRANSACTIONS (CONT’D)
At September 30, 2007 and 2006, the receivables from Flow Safe, Inc. were $739 and $300, respectively. During the year ended September 30, 2006, $1,500 of the receivable from Flow Safe, Inc. was written off as uncollectible. Flow Safe, Inc. also paid management fees to the Company of $350 and $312, respectively, as reimbursement for administrative services provided by the Company.
Burgess-Manning, Inc. charges Burgess Miura Co., Ltd. royalties for Burgess-Manning, Inc. products sold. Royalty income for the years ended September 30, 2007, 2006 and 2005 was $334, $213 and $195, respectively.
NOTE 15 — INCOME TAXES
The provision/(benefit) for income taxes consisted of the following:

	September 30,
	2007	2006	2005
Current provision/(benefit):
Federal	$(2)	$690	$702
State	198	130	120
Foreign	414	189	(0)

	610	1,009	822

Deferred provision/(benefit):
Federal	$5	$(1)	$(0)
State	26	(7)	(7)

	31	(8)	(7)

	$641	$1,001	$815

The Company elected to be treated as an S corporation for Federal income tax purposes effective October 1, 2006. As a consequence of this change in tax status, the Company no longer benefits from the previously reported Federal deferred tax assets and no longer has an obligation to pay the previously recorded Federal deferred tax liability. Therefore, net Federal deferred tax assets of the Company recorded as of September 30, 2006 of $5 have been included as a deferred Federal provision for 2007.
State deferred taxes of the Company related primarily to financial reporting and income tax reporting differences with regard to inventory, property, plant and equipment, accrued expenses and the benefit from loss carryforwards for state filing purposes.
For 2007, the Company’s benefit for Federal income taxes related to the prior year tax over-accrual.
For 2006, the Company’s consolidated provision for income taxes is lower than would normally be expected if the statutory rate was applied to income before provision for income taxes primarily because of certain income for financial reporting purposes that is not taxable for tax purposes, and due to the lower effective tax rate imposed on foreign subsidiaries.
Nitram Energy, Inc. fully utilized net operating loss carryforwards for state franchise tax purposes for the year ended September 30, 2007. Bos-Hatten, Inc. has net operating loss carryforwards for state franchise tax purposes of approximately $1,292, which begin to expire in 2013.

Exhibit 99.1 - Page 13

NOTE 15 — INCOME TAXES (CONT’D)
Income taxes have not been accrued on the earnings of the unconsolidated subsidiary included in consolidated earnings. The undistributed earnings of this foreign subsidiary are not expected to be transferred to Burgess Manning, Inc. until such time as their investment interest is liquidated. The cumulative amount of undistributed earnings as of September 30, 2007, 2006 and 2005 amounts to approximately $1,450, $1,244 and $1,171, respectively. The amount of the unrecognized deferred tax liability for the unremitted earnings is approximately $508, $435 and $410 as of September 30, 2007, 2006 and 2005, respectively. Deferred taxes have also not been provided relative to undistributed earnings and currency translation adjustments of consolidated foreign subsidiaries as there are no current plans to liquidate these subsidiaries or repatriate the funds.
NOTE 16 — OTHER COMPREHENSIVE INCOME
The Company has included a financial statement presentation of comprehensive income. The statement begins with net income as presented in the statement of income, then presents other items of gain or loss that are charged or credited directly to equity. Accordingly, foreign currency translation adjustments resulting from the change in foreign currency exchange rates from year to year, is the only item of other comprehensive income or loss.
NOTE 17 — CONCENTRATIONS
An unrelated customer accounted for approximately 15% of the Company’s sales and approximately 12% of the Company’s accounts receivable for the year ended September 30, 2007. One unrelated customer accounted for approximately 10% of the Company’s sales and 10% of accounts receivable as of September 30, 2006.
The Company maintains cash in foreign and U.S. bank accounts in excess of Federally insured limits that potentially subject the Company to a concentration of credit risk. The Company has not experienced any losses on such accounts. The Company believes that it is not exposed to any significant risk on cash.
NOTE 18 — CONTINGENCY AND SUBSEQUENT EVENTS
In January 2008 the Company discovered that its subsidiary in the United Kingdom, Burgess-Manning, Europe, Ltd., had sales in the years ended September 30, 2004 through 2007 to a customer in a country that might subject the Company to penalties under U.S. export regulations. On April 29, 2008, the Company made a voluntary disclosure to the U.S. Federal Government of the details of these transactions. The Company believes that no penalties are warranted in this matter. Furthermore, if penalties were imposed, legal counsel believes it is unlikely that any penalties would exceed $500,000.
As part of the stock purchase agreement between the Company’s stockholders (“the selling stockholders”) and Peerless Mfg. Co. (“Peerless”) which was closed April 30, 2008, the selling stockholders have assumed responsibility for any penalties and related defense costs that might be incurred as a result of the matter described above.
NOTE 19 — BASIS OF PRESENTATION OF UNAUDITED FINANCIAL STATEMENTS
The consolidated financial statements of the Company as of March 31, 2008, and for the six months ended March 31, 2008 and 2007 are unaudited and, in the opinion of management, contain all adjustments necessary for the fair presentation of the financial position and results of operations of the Company for the interim periods. The accompanying consolidated financial statements of Nitram Energy, Inc. and Subsidiaries have been prepared in accordance with accounting principles

Exhibit 99.1 - Page 14

NOTE 19 — BASIS OF PRESENTATION OF UNAUDITED FINANCIAL STATEMENTS (CONT’D)
generally accepted in the United States of America for interim financial information. The results of operations for the six months ended March 31, 2008 are not necessarily indicative of the results to be expected for the entire fiscal year.

Exhibit 99.1 - Page 15